Exhibit 10.3
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 1st day of May, 2009, by and among THE ST. JOE COMPANY, a Florida corporation, ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C., a Delaware limited liability company, ST. JOE FINANCE COMPANY, a Florida corporation, ST. JOE RESIDENTIAL ACQUISITIONS, INC., a Florida corporation, the LENDERS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.
RECITALS:
     The Borrower, the Initial Guarantors, the Administrative Agent and the Lenders have entered into a certain Credit Agreement dated as of September 19, 2008, as amended by a First Amendment to Credit Agreement dated October 30, 2008 and a Second Amendment to Credit Agreement dated February 20, 2009 (referred to herein, as so amended, as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.
     The Borrower and Initial Guarantors have requested the Administrative Agent and the Lenders to (i) change the definition of “Change in Control” within the Credit Agreement and (ii) add new Section 5.40 to the Credit Agreement, as set forth herein. The Lenders, the Administrative Agent, the Initial Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Initial Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:
     SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.
     SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.
     SECTION 2.01. Amendment to Section 1.01. The definition of “Change in Control” set forth in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:
     “Change in Control” means the occurrence after the Closing Date of any of the following: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934)

of 25% or more of the outstanding shares of the Voting Stock of the Borrower; or (ii) as of any date a majority of the board of directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the board of directors of the Borrower of which a majority of such board consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the board of directors of the Borrower of which a majority of such board consisted of individuals described in clause (A) and individuals described in clause (B); notwithstanding the foregoing, Fairholme Funds, Inc., a Maryland corporation, Fairholme Capital Management, L.L.C., a Delaware limited liability company, and each of their respective Affiliates (as defined in the Standstill Agreement referenced below) and officers and directors (collectively, “Fairholme”) may collectively acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of up to 30% in the aggregate of the outstanding shares of the Voting Stock of the Borrower, provided that: (1) that certain Letter Agreement between the Borrower and Fairholme dated April 6, 2009 (“Standstill Agreement”) is in full force and effect; (2) the Standstill Period (as defined in the Standstill Agreement) has not expired; and (3) neither the Borrower nor Fairholme shall have failed to observe or perform any material covenant, term, condition or agreement contained or incorporated by reference in the Standstill Agreement. For the purposes of this definition, the covenants, terms, conditions or agreements contained in the Standstill Agreement which are deemed material shall include, without limitation, those contained in Sections 1(i), 1(ii) and 2 of the Standstill Agreement.
     SECTION 2.01. New Section 5.40. New Section 5.40 is added to the Credit Agreement in appropriate order as follows:
     SECTION 5.40. Standstill Agreement. The Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify the Standstill Agreement without the consent of the Required Lenders.
     SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:
     (a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;
     (b) the Administrative Agent shall have received resolutions from the Borrower and Initial Guarantors and other evidence as the Administrative Agent may reasonably request, respecting the authorization, execution and delivery of this Amendment; and

     (c) the fact that the representations and warranties of the Borrower and Initial Guarantors contained in Section 5 of this Amendment shall be true on and as of the date hereof.
     SECTION 4. No Other Amendment. Except for the amendments set forth above and those contained in the First Amendment to Credit Agreement dated October 30, 2008 (“First Amendment”), the Second Amendment to Credit Agreement dated February 20, 2009 (“Second Amendment”), the text of the Credit Agreement shall remain unchanged and in full force and effect. On and after the Third Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by the First Amendment, the Second Amendment and this Amendment. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement, the First Amendment, the Second Amendment and this Amendment shall be construed together as a single agreement. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and Initial Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and Initial Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.
     SECTION 5. Representations and Warranties. The Borrower and Initial Guarantors hereby represent and warrant to each of the Lenders as follows:
     (a) No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof.
     (b) The Borrower and Initial Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.
     (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Initial Guarantors and constitutes the legal, valid and binding obligations of the Borrower and Initial Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.
     (d) The execution and delivery of this Amendment and the performance by the Borrower and Initial Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Initial Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Initial Guarantor that is a corporation, the articles of organization or operating agreement of any

Initial Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Initial Guarantor is party or by which the assets or properties of the Borrower and Initial Guarantors are or may become bound.
          SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
          SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.
          SECTION 8. Effective Date. This Amendment shall be effective as of May 1, 2009 (“Third Amendment Effective Date”).
          SECTION 9. Amendment Fee. On the date hereof, the Borrower and the Initial Guarantors shall pay to the Administrative Agent for the ratable account of each Lender an amendment fee in an amount equal to the product of: (i) the amount of such Lender’s Revolver Commitment, times (ii) 0.07%.
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          IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE ST. JOE COMPANY

By: Name:	/s/ Stephen W. Solomon Stephen W. Solomon
Title:	Senior Vice President and Treasurer

[CORPORATE SEAL]

ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C.

By: Name:	/s/ Stephen W. Solomon Stephen W. Solomon
Title:	Senior Vice President and Treasurer

[CORPORATE SEAL]

ST. JOE FINANCE COMPANY

By: Name:	/s/ Stephen W. Solomon Stephen W. Solomon
Title:	Senior Vice President and Treasurer

[CORPORATE SEAL]

ST. JOE RESIDENTIAL ACQUISITIONS, INC.

By: Name:	/s/ Stephen W. Solomon Stephen W. Solomon
Title:	Senior Vice President and Treasurer

[CORPORATE SEAL]

BRANCH BANKING AND TRUST COMPANY,
as Administrative Agent and as a Lender

By:	/s/ Christopher E. Verwoerdt	(SEAL)

Name:	Christopher E. Verwoerdt
Title:	Senior Vice President